CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated February 10, 2008 relating to the financial statements, which appears in China TransInfo Technology Corp.’s Annual Report on Form 10 KSB for the year ended December 31, 2007.

Simon & Edward, LLP

City of Industry, California
May 28, 2008